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                                                                    EXHIBIT 2.5


                                                      MAR 6, 1996
                                                      TAWANA C. MARSHALL, CLERK
                                                      By
                                                        -----------------------
                                                                Deputy

                        UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF TEXAS
                               Dallas Division

IN RE:                             SECTION           Bankruptcy Case
                                   SECTION           No.395-34981-RCM-11
AUTOMOBILE CREDIT FUND             SECTION           Through 395-34988-SAF-11
1991-III. INC. ET AL.              SECTION
      Debtor                       SECTION           JOINTLY ADMINISTERED UNDER
                                   SECTION           CASE NO. 395-34981-RCM-11

             ORDER REGARDING ENTRY DATE OF ORDER CONFIRMING THIRD
        AMENDED AND SUPPLEMENTAL JOINT PLAN PURSUANT TO 11 U.S.C. 1129

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     After consideration of matters pertaining to the entry of the ORDER
CONFIRMING THIRD AMENDED AND SUPPLEMENTAL JOINT PLAN, PURSUANT TO 11 U.S.C. 1129, the Court determines that in the interest of economy and equity, the Order was presented for entry on March 4, 1996 and said date is proper and right for entry of this Order, it is therefore,

     ORDERED that the ORDER CONFIRMING THIRD AMENDED AND SUPPLEMENTAL JOINT PLAN, PURSUANT TO 11 U.S.C. 1129 shall be deemed to be entered nunc pro tunc on March 4, 1996.

     This Order shall be served on all parties to whom the ORDER CONFIRMING THIRD AMENDED AND SUPPLEMENTAL JOINT PLAN, PURSUANT TO 11 U.S.C. 1129 in the manner and as set forth in the ORDER CONFIRMING THIRD AMENDED AND SUPPLEMENTAL JOINT PLAN, PURSUANT TO 11 U.S.C. 1129.


Dated: March 5, 1996

                                             /s/ ROBERT C. MCGUIRE
                                             ----------------------------------
                                             Honorable Robert C. McGuire, Chief
                                             United States Bankruptcy Judge